Exhibit 99.1

NEWS RELEASE

For more information contact:

Analysts: Beth Baum, 253-924-3815

Financial Media: Dan Katcher, 212-355-4449

Regional Media: Anthony Chavez, 253-924-7148

Weyerhaeuser Shareholders Approve Pending Merger with Plum Creek

FEDERAL WAY, Wash., February 12, 2016 — Weyerhaeuser Company (NYSE: WY) today announced that, during a special shareholders meeting held earlier today, its shareholders voted to approve the issuance of Weyerhaeuser common shares in connection with the pending merger with Plum Creek Timber Company, Inc. (NYSE: PCL).

The results indicate that more than 98% of the shares voting at the Weyerhaeuser special meeting voted in favor of the proposal.

As previously announced, on November 6, 2015, Weyerhaeuser and Plum Creek entered into a merger agreement. On the terms and subject to the conditions set forth in the merger agreement, Plum Creek will merge with and into Weyerhaeuser with Weyerhaeuser continuing as the surviving corporation in the merger. At the time the merger becomes effective, each share of Plum Creek common stock issued and outstanding immediately prior to the effective time, will be converted into the right to receive 1.60 Weyerhaeuser common shares.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world’s largest private owners of timberlands, began operations in 1900. We own or control nearly 7 million acres of timberlands, primarily in the U.S., and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood and cellulose fibers products. Our company is a real estate investment trust. In 2015, we generated $7.1 billion in net sales and employed approximately 12,600 people who serve customers worldwide. We are listed on the Dow Jones World Sustainability Index. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

FORWARD-LOOKING STATEMENTS

This communication contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, with respect to Weyerhaeuser’s future results and performance, the expected benefits of the proposed transaction with Plum Creek such as efficiencies, cost savings and growth potential and the expected timing of the completion of the transaction, all of which are subject to risks and uncertainties. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. Weyerhaeuser will not update these forward-looking statements after the date of this communication.

Some forward-looking statements discuss Weyerhaeuser’s and Plum Creek’s plans, strategies, expectations and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “approximately,” “anticipates,” “estimates,” and “plans.” In addition, these words may use the positive or negative or other variations of those and similar words.

Major risks, uncertainties and assumptions that affect Weyerhaeuser’s and Plum Creek’s businesses and may cause actual results to differ materially from those expressed or implied in these forward-looking statements, including, without limitation, the risk that any of the conditions to closing of the proposed transaction may not be satisfied; the risk that the businesses of Weyerhaeuser and Plum Creek will not be integrated successfully; the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages, and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; performance of our manufacturing operations, including maintenance requirements; the level of competition from domestic and foreign producers; the successful execution of internal performance plans, including restructurings and cost reduction initiatives; raw material prices; energy prices; the effect of weather; the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters; transportation availability and costs; federal tax policies; the effect of forestry, land use, environmental and other governmental regulations; legal proceedings; performance of pension fund investments and related derivatives; the effect of timing of retirements and changes in the market price of company stock on charges for stock-based compensation; changes in accounting principles; and other factors described in Weyerhaeuser’s and Plum Creek’s filings with the SEC, including the “Risk Factors” section in Weyerhaeuser’s and Plum Creek’s respective annual reports on Form 10-K for the year ended December 31, 2014. Other risks associated with the proposed transaction are also discussed in the definitive joint proxy statement/prospectus that Weyerhaeuser and Plum Creek filed with the SEC on Form 424B3 and Schedule 14A, respectively, on December 29, 2015 in connection with the proposed transaction.

NO OFFER OR SOLICITATION

This communication is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Weyerhaeuser filed with the SEC a registration statement on Form S-4 (the “Registration Statement”), which was declared effective by the SEC on December 28, 2015, that includes a prospectus with respect to Weyerhaeuser’s common shares to be issued in the proposed transaction and a joint proxy statement for Weyerhaeuser’s shareholders and Plum Creek’s stockholders (the “Joint Proxy Statement”) and each of Weyerhaeuser and Plum Creek has mailed the Joint Proxy Statement to their respective shareholders or stockholders, as applicable, and filed or will file other documents regarding the proposed transaction with the SEC. SECURITY HOLDERS ARE URGED AND ADVISED TO READ CAREFULLY ALL RELEVANT MATERIALS FILED OR TO BE FILED WITH THE SEC BY WEYERHAEUSER OR PLUM CREEK WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The Registration Statement, the Joint Proxy Statement and other relevant materials and any other documents filed or furnished by Weyerhaeuser or Plum Creek with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement from Weyerhaeuser upon written request to Weyerhaeuser Company, 33663 Weyerhaeuser Way South, Federal Way, Washington 98003, Attention: Director, Investor Relations, or by calling (253) 924-2058, or from Plum Creek upon written request to Plum Creek, 601 Union Street, Suite 3100, Seattle Washington 98101, Attention: Investor Relations, or by calling (800) 858-5347.

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